UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 7, 2014

GREAT SOUTHERN BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

Maryland	0-18082	43-1524856
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1451 East Battlefield, Springfield, Missouri	65804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (417) 887-4400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On May 7, 2014, Great Southern Bancorp, Inc. (“Bancorp”) held its Annual Meeting of Stockholders. Of the 13,685,666 shares entitled to vote at the meeting (without reduction for the 10% voting limitation in Bancorp’s charter), 12,778,091 were present at the meeting in person or by proxy. The results of the meeting, which exclude 776,335 shares beneficially owned in excess of the 10% voting limitation by the persons believed by Bancorp to be subject to that limitation, are as follows:

1)  Election of two directors, each for a term of three years:

	Number of Shares
Nominee	Votes For	Votes Withheld	Broker Non-Votes
William E. Barclay	7,549,953	1,666,111	2,785,692
Larry D. Frazier	8,318,882	897,182	2,785,692

2)  Ratification of the appointment of BKD, LLP as Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2014:

Number of Shares
Votes For	Votes Against	Abstentions	Broker Non-Votes
11,871,915	126,085	3,756	---

The vote required to approve this proposal was the affirmative vote of a majority of the votes cast on the proposal.  Accordingly, this proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT SOUTHERN BANCORP, INC.

Date: May 12, 2014	/s/ Joseph W. Turner
Joseph W. Turner President and Chief Executive Officer (Principal Executive Officer)